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                                                                   EXHIBIT 99.1

          SECURITY CAPITAL CORPORATION--SPECIAL MEETING--JULY 9, 1997
   This proxy appointment is solicited on behalf of the Board of Directors.

  The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Special Meeting") and the Proxy Statement-Prospectus and, revoking any proxy heretofore given, hereby constitutes and appoints Timothy C. Foote and Robert J. Koehler, directors of Security Capital Corporation (the "Company"), or any successors in their respective positions, to represent and to vote, as designated below, all the shares of common stock, $1.00 par value per share ("Common Stock") of the Company held of record by the undersigned on June 4, 1997, at the Special Meeting which will be held on July 9, 1997, at 10:00 a.m., Milwaukee time, at The Grand Milwaukee Hotel, Grand Ballroom East, 4747 South Howell Avenue, Milwaukee, Wisconsin or any adjournments or postponements thereof as follows:

1. Proposal to approve and adopt an Agreement and Plan of Merger, dated as of March 14, 1997, that provides for, among other things, the merger of Security Capital Corporation with and into Marshall & Ilsley Corporation.

  [_] FOR                      [_] AGAINST                     [_] ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting, or any adjournments or postponements thereof.

  THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED. If any other business is presented at the Special Meeting, this proxy will be voted by the Board of Directors of the Company in their best judgment. At the present time, the Board of Directors of the Company knows of no other business to be presented at the Special Meeting.

  ----------------------------------      -------------------------------------
  Signature                               Signature

Dated:        , 1997                      IMPORTANT: Please sign your name
                                           exactly as it appears hereon. When
                                           signing as an attorney,
                                           administrator, agent, corporation,
                                           officer, executor, trustee,
                                           guardian or similar position,
                                           please add your full title to your
                                           signature. If shares of Common
                                           Stock are held jointly, each holder
                                           may sign but only one signature is
                                           required.

[ADDRESS IMPRINTED HERE]

                                          [_] PLEASE CHECK BOX IF YOU PLAN TO
                                           ATTEND THE MEETING IN PERSON

   IMPORTANT: PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.